SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):

June 27, 2006

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	0-748	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18 Loveton Circle
Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 27, 2006, the Board of Directors (the “Board”) of McCormick & Company, Incorporated (the “Company”), upon recommendation of the Nominating/Corporate Governance Committee, approved amendments to Article II, Section 6 and Article III, Section 12 of the By-Laws of the Company to provide for majority election of Directors.   Previously, a plurality of all the votes cast at a meeting at which a quorum was present was sufficient to elect a Director. As restated and amended the Company’s By-Laws provide that, in an uncontested election, a nominee to the Board will be considered elected only if he or she receives a majority of votes cast. In a contested election, the plurality standard will continue to apply.

The By-Laws of McCormick & Company, Incorporated Restated and Amended on June 27, 2006, are effective June 27, 2006, and are attached as Exhibit 3(i) to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

3(i)  The By-Laws of McCormick & Company, Incorporated Restated and Amended on June 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: June 29, 2006	By:	/s/ Robert W. Skelton
Robert W. Skelton
Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit Number	Exhibit Description

3(i)	The By-Laws of McCormick & Company, Incorporated Restated and Amended on June 27, 2006